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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-75932 and No. 333-08983 of Harveys Casino Resorts on Form S-8 of our report dated January 9, 1998, appearing in this Annual Report on Form 10-K of Harveys Casino Resorts for the year ended November 30, 1997.

/s/ Deloitte & Touche LLP
Reno, Nevada
January 9, 1998